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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Baker Hughes Incorporated on Form S-4 of our report dated November 13, 1996 incorporated by reference in the Annual Report on Form 10-K of Baker Hughes Incorporated for the year ended September 30, 1996 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus of Drilex International Inc. and Baker Hughes Incorporated, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Houston, Texas
June 11, 1997